Exhibit 10.6

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), dated November 15, 2009, is made by and among American Oriental Bioengineering Inc., a Nevada corporation (the “Company”), and Tony Liu, residing at Nangang District, Harbin, China  (the “Executive”).  Any capitalized term not defined herein shall have the meaning for such term specified in the Employment Agreement (as defined below).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated April 9, 2009 (the “Employment Agreement”);

WHEREAS,  under the Employment Agreement, the Executive was initially granted a certain number of shares of common stock (the “Shares”) and an option (the “Option”)  to purchase a certain number of shares of common stock (the "Initial Grant"), which numbers were based upon the Company's internal method for valuing each share of its common stock issued or issuable under its 2006 Equity Incentive Plan at the time of the grant (the "Per Share Value"), to reach a total annual compensation value for accounting purposes (the "Total Value");

WHEREAS, as the result of an error in the calculation of the Per Share Value, the number of shares issuable under the Option was incorrect and should have been lower although the Total Value, the exercise price and the Shares remain unchanged from the date of the Initial Grant;

WHEREAS, the Option should be reduced and the Compensation Committee of the Board of Directors has ratified, approved and confirmed in all respects, the reduction in the Option;

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   The first sentence of Section 7 of the Employment Agreement is hereby amended and restated in its entirety by inserting the following:

“The Executive shall receive 94,150 shares of the Company's common stock and 60,780 stock options for services to be rendered during the Term.”

2.   Except as specifically amended hereby, the Employment Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

3.   This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

4.   This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.  A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By: /s/ Yanchun Li
Name: Yanchun Li
Title: Chief Financial Officer

EXECUTIVE:

/s/ Tony Liu
Tony Liu